Exhibit 99.2

FOR IMMEDIATE RELEASE

December 10, 2024

NeuroBiogen Company and Scilex Bio, a Controlling Interest of Joint Venture by Scilex Holding Company enter into Binding Term Sheet for Worldwide License, Along with the Rights to Sublicense for All of KDS2010 indications. Binding Term Sheet Includes Collaboration for Development and Commercialization of Novel Oral Tablet KDS2010 in Ongoing Phase 2 CardioMetabolic and Neurodegenerative Diseases

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Collaboration leverages NeuroBiogen’s research and development of novel oral tablet KDS2010 and Scilex’s commercial and development expertise in central nervous system (CNS) and primary care diseases.
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Novel oral tablet KDS2010, a recently synthesized potent, selective, and reversible MAO-B inhibitor will be the collaboration’s lead product candidate, targeting the fast growing $150 billion weight loss and Alzheimer’s disease markets.1,2
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NeuroBiogen will grant Scilex Bio the worldwide license rights along with the rights to sublicense for all KDS2010 indications.
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Scilex Bio to advance KDS2010 in two ongoing Phase 2 clinical trials in obesity and Alzheimer’s disease in the U.S. and globally with our strategic partner.

PALO ALTO, CALIFORNIA and SEOUL, SOUTH KOREA – December 10, 2024 (GLOBE NEWSWIRE) – Scilex Bio, a controlling interest of joint venture by Scilex Holding Company (Nasdaq: SCLX, “Scilex” or “Company”) today announced the signing of a binding term sheet with NeuroBiogen (“NB”) to grant Scilex Bio an exclusive worldwide license to the franchise KDS2010 drug candidate to develop and commercialize in metabolic diseases (including obesity and type 2 diabetes) and neurodegenerative diseases, including Alzheimer’s, Parkinson’s and other CNS diseases. The lead program in the proposed joint venture is an oral tablet product candidate that is currently in Phase 2 trials in obesity and Alzheimer’s disease indications. The term sheet provides that NeuroBiogen will grant Scilex Bio the worldwide license rights along with the rights to sublicense for all KDS2010 indications.

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“We are excited to build upon the strong innovative work performed by NeuroBiogen, a highly regarded company with broad expertise in pharmaceutical research and development. The advancement of effective oral therapy for treating highly unmet medical needs in cardiometabolic and neurodegenerative diseases has been a major goal for the pharmaceutical industry and the impressive results from NeuroBiogen suggest they have a very promising therapy. We believe Scilex’s developmental experience and commercial presence uniquely positions us to move this molecule forward with the goal of offering a full portfolio of treatment options to patients struggling with obesity, acute and chronic pain management and neurodegenerative diseases,” said Jaisim Shah, Chief Executive Officer and President of Scilex.

“We are excited to partner with Scilex who we believe is the emerging leader in the development and commercialization of the non-opioid therapies in pain management and neurological defined diseases. We believe Scilex Bio will be the ideal partner because of Scilex’s extensive experience in clinical development with a network of clinical trial sites and investigators, combined with successful commercialization of promising CNS products,” said Dr. Kim Sangwook, CEO of NeuroBiogen Company.

For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on Semnur Pharmaceuticals, refer to www.semnurpharma.com

For more information on Scilex Holding Company Sustainability Report, refer to www.scilexholding.com/investors/sustainability

For more information on ZTlido®, including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on Gloperba®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing and commercializing the treatment for neurodegenerative and cardiometabolic diseases, and non-opioid pain management products for the treatment of acute and chronic pain. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and are dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the

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acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXATM” or “SP-102”), a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of acute pain and for which Scilex has recently completed a Phase 2 trial in acute low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia, for which Phase 1 trials were completed in the second quarter of 2022.

Scilex Holding Company is headquartered in Palo Alto, California.

For more information on Scilex Holding Company, refer to www.scilexholding.com

About Semnur Pharmaceuticals, Inc.

Semnur Pharmaceuticals, Inc. (“Semnur”) is a clinical-late stage specialty pharmaceutical company focused on the development and commercialization of novel non-opioid pain therapies. Semnur’s lead program, SP-102 (SEMDEXA™), is the first non-opioid novel gel formulation administered epidurally in development for patients with moderate to severe chronic radicular pain/sciatica.

Semnur Pharmaceuticals, Inc. is headquartered in Palo Alto, California.

For more information on Semnur Pharmaceuticals, refer to www.semnurpharma.com

About NeuroBiogen

NeuroBiogen prioritizes its research and development efforts to develop innovative new medicine to treat patients who suffer from degenerative brain diseases and central nervous system diseases. By developing innovative drugs through the efficacy verification and clinical progress of the new drug candidates (KDS2010/SeReMABI), it will continue the journey to a global company to contribute to human health.

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting concerning the matters discussed in this press release contain forward-looking statements related to Scilex and its subsidiaries and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward‑looking statements include statements regarding the Scilex and its subsidiaries, including but not limited to, statements regarding the terms of the potential licensing

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transaction, statements regarding KDS2010 and the potential efficacy and preclinical results, the potential for KDS2010 to be an innovative new treatment for obesity and Alzheimer’s disease benefitting people living with neurodegenerative and cardiometabolic diseases, the potential market size and growth opportunity for the weight loss and Alzheimer’s global drug market, the Company’s outlook, goals and expectations for 2024, and the Company’s development and commercialization plans. Although each of Scilex and its subsidiaries believes that it has a reasonable basis for each forward-looking statement contained in this press release, each of Scilex and its subsidiaries caution you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain.

Risks and uncertainties that could cause actual results of Scilex to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: the inability of the parties to consummate the licensing transaction for any reason, including any failure to satisfy or waive any closing conditions; changes in the structure, timing and completion of the proposed transaction between Scilex and NeuroBiogen; the ability of the parties to achieve the benefits of the proposed licensing transaction, risks related to the outcome of any legal proceedings that may be instituted against the parties following the announcement of the proposed licensing transaction; risks associated with the unpredictability of trading markets; general economic, political and business conditions; the risk that the potential product candidates that Scilex or Scilex Bio develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s and Scilex Bio’s product candidates; the risk that Scilex and Scilex Bio will be unable to successfully market or gain market acceptance of its product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the outcome of the trials and studies for SP-102, SP-103 or SP-104 may not be successful or reflect positive outcomes; risks that the prior results of the clinical and investigator-initiated trials of SP-102 (SEMDEXA™), SP-103 or SP-104 may not be replicated; regulatory and intellectual property risks; and other risks and uncertainties indicated from time to time and other risks described in Scilex’s most recent periodic reports filed with the SEC, including its Annual Reports on Form 10-K for the year ended December 31, 2023 and subsequent Quarterly Reports on Form 10-Q that the Company has filed or may file, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and Scilex undertakes no obligation to update any forward-looking statement in this press release except as may be required by law.

Contacts:

Investors and Media
Scilex Holding Company
960 San Antonio Road

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Palo Alto, CA 94303
Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

References

a.
www.reuters.com/business/healthcare-pharmaceuticals/weight-loss-drug-forecasts-jump-150-billion-supply-grows-2024-05-28/
b.
www.ihealthcareanalyst.com/global-alzheimers-disease-market/

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SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a wholly-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to Scilex Holding Company to use the registered trademark.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

Scilex Bio™ is a trademark owned by Scilex Holding Company.

All other trademarks are the property of their respective owners.

© 2024 Scilex Holding Company All Rights Reserved.

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